EXHIBIT 99.1

Legend International Holdings, Inc. Announces First Major Milestone for Financing of the Paradise Phosphate Project

MELBOURNE, Australia--(BUSINESS WIRE)--February 13, 2012--Legend International Holdings, Inc (OTCBB:LGDI), (“Legend”), is pleased to announce that it has achieved the first major milestone for financing of its 100% owned Paradise Phosphate Project.

This first step has involved a transfer of all Legend’s phosphate assets into a 100% owned subsidiary of Legend and funding via a A$7.5 million convertible note facility (“Convertible Note Agreement”) which has been injected into the subsidiary through , Acorn Capital Ltd (“Acorn”), an Australian financial institution. The A$7.5 million will convert into equity in the subsidiary upon a successful Initial Public Offering (“IPO”) and listing of the subsidiary on the Australian Securities Exchange (“ASX”) within 12 months of the note issue date. Further information about the transfer of the phosphate assets, the Convertible Note Agreement and other related documents please refer to Legend’s Form 8-K of the same date as this press release.

Acorn is a significant cornerstone investor from the Australian market and will act as a strong catalyst for further investment in the future developments of the project. Legend anticipates that by using an Australian subsidiary it is better placed to lift the profile of the world quality phosphate assets, provide a stronger trading platform that will help maximise their value and enable further capital raising to support the development of phosphate rock production and subsequent value added products.

Phosphate Asset Transfer to 100% Subsidiary “Paradise Phosphate Pty Ltd”

The phosphate assets comprise the Paradise Phosphate Rock Deposits of Paradise North (historically know as Lady Jane) and Paradise South (historically known as Lady Annie), the D-Tree deposit and the deposits associated with Legend’s rights and obligations under the King Eagle Joint Venture agreement (i.e. Highland Plains, Lily & Sherrin Creek and Quita Creek). The assets include the exploration and mining permits and applications associated with the above deposits and related infrastructure.

The transfer of the phosphate assets is to a 100% owned subsidiary called Paradise Phosphate Pty Ltd (“Paradise”). Legend’s senior management are of the opinion that a dedicated Australian company wholly focused on phosphate is best placed to bring the project into production and is in the best interests of all Legend’s stockholders. It will also assist us in seeking investment by Australian financial institutions such as Acorn and other global managed funds that have not been able to invest in stocks listed on the OTC Bulletin Board in the USA.

Convertible Note Agreement

The convertible note facility of A$7.5 million to Paradise is repayable 12 months from the completion date of the agreement. If, within 12 months of the completion date of the agreement Paradise conducts a public offering of securities in Australia and those securities are listed on the Australian Securities Exchange, then the lender’s debt converts automatically to shares in Paradise in accordance with the formula provided in the agreement and following an IPO, Legend’s interest in Paradise will be diluted to approximately 60-70% of Paradise.

Further, if Paradise proceeds to an IPO:
1	Paradise will be the issuer of the securities to be offered;
2	a disclosure document for the offer of the securities under Australian law will be made available when the shares are offered;
3	anyone who wants to acquire the shares will need to complete the application form that will accompany the disclosure document.

E.L. & C. Baillieu (“Baillieu”) is the stock broking firm that has arranged and managed the convertible note facility with Acorn.

Funds received under the convertible note facility will be used to progress the project, its development, production and ultimately the export of phosphate rock from the phosphate deposits.

Paradise will continue discussions with potential strategic partners in relation to participating in the full development of the fertilizer complex in Mt Isa, Queensland, Australia. Legend has been progressing these discussions with various international industry fertilizer corporations for over 12 months and expects to finalise any potential transaction this year, however, any delays in finalising a transaction will not hold up the initial development of phosphate rock production.

Project Update

Tender documents for the construction of a 1 million tonne per annum phosphate rock beneficiation plant at Paradise South have recently been completed and distributed to various suitable engineering and construction companies. A further five work packages will be completed and ready for distribution by March 2012 on each of the following items:

●	transmission line

●	water supply dam and tailings starting facility

●	water treatment plant

●	accommodation village and administration building

●	mining infrastructure (including the construction of the ROM pad and haul road) and operations

These different work packages have been prepared to best match the capability of the designers and contractor. All tender packages including the beneficiation plant have responses due by the end of April 2012. The sum of all the above packages plus key equipment costs for items such as the rotary screen, rod mill, hydro-cyclone, feed filters, flotation cells, tailings and concentrate thickeners will form the total cost of construction of a 1Mtpa beneficiation plant located at Paradise South.

Suitability of un-beneficiated Paradise North rock for SSP production and phosphoric acid production is being further investigated by various fertilizer companies, including IFFCO, some of which have requested bigger bulk samples.

Forward-Looking Statements

This Press Release may contain forward looking statements. Forward looking statements are statements that describe, or that are based on, our current expectations, estimates, projections and beliefs. Forward looking statements are based on assumptions made by us, and on information currently available to us. Forward-looking statements describe our expectations today of what we believe is most likely to occur or may be reasonably achievable in the future, but such statements do not predict or assure any future occurrence and may turn out to be wrong. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. The words "believe," "anticipate," "intend," "expect," "estimate," "project", "predict", "hope", "should", "may", and "will", other words and expressions that have similar meanings, and variations of such words and expressions, among others, usually are intended to help identify forward-looking statements.

Forward-looking statements are subject to both known and unknown risks and uncertainties and can be affected by inaccurate assumptions we might make. Risks, uncertainties and inaccurate assumptions could cause actual results to differ materially from historical results or those currently anticipated. Consequently, no forward-looking statement can be guaranteed. The potential risks and uncertainties that could affect forward looking statements include, but are not limited to:

●	The risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010,

●	The possibility that the phosphates we find are not commercially economical to mine,

●	The possibility that we do not find diamonds or other minerals or that the diamonds or other minerals we find are not commercially economical to mine,

●	The risks and hazards inherent in the mineral exploration and development business (including environmental hazards, industrial accidents, weather or geologically related conditions),

●	Changes in the market price of phosphate, base metals and diamonds,

●	The uncertainties inherent in our exploratory activities, including risks relating to permitting and regulatory delays,

●	The effects of environmental and other governmental regulations,

●	Uncertainty as to whether financing will be available to enable further exploration and development;

●	Estimates of proven and probable reserves are subject to considerable uncertainty,

●	Movements in foreign exchange rates,

●	Increased competition, governmental regulation,

●	Performance of information systems,

●	Ability of the Company to hire, train and retain qualified employees,

●	The availability of sufficient, transportation, power and water resources, and

●	Our ability to enter into key exploration and supply agreements and the performance of contract counterparties.

In addition, other risks, uncertainties, assumptions, and factors that could affect the Company's results and prospects are described in the Company's prior and future filings with the Securities and Exchange Commission and other written and oral statements made or released by the Company.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this document. The information contained in this Press Release is current only as of its date, and we assume no obligation to update any forward-looking statements.

The Paradise shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons, except in certain transactions exempt from the registration requirements of the U.S. Securities Act. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, securities of Paradise in the United States, Australia or in any other jurisdiction.

CONTACT:
Legend International Holdings, Inc.
Joseph Gutnick, +011 613 8532 2866
Chief Executive Officer
josephg@axisc.com.au
Fax: +011 613 8532 2805

or

General Manager Business
New York Office
Tel: (212) 223 0018
Fax: (212) 223 1169
legendinfo@axisc.com.au